Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

Event Date/Time: Aug. 19. 2004 / 10:00AM ET
EVENT DURATION: N/A

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Nancy Pedot
Party City — Chief Executive Officer

Linda Siluk
Party City — Chief Financial Officer

Rick Griner
Party City — Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

Gary Giblen
C. L. King & Associates — Analyst

Dennis Telzrow
Stephens Inc — Analyst

Reid Walker
Walker Smith Capital — Analyst

Laura Richardson
BB&T Capital Markets — Analyst

Bill Dezellem
Davidson Investment Advisers — Analyst

Dan Gilmurray
UBS — Analyst

PRESENTATION

Operator

     Good morning ladies and gentlemen. Welcome to the Party City fourth quarter conference call. At this time all participants are in a listen-only mode. (Operator Instructions). Any reproduction of this call in whole or in part is not permitted without prior express written authorization of the Company. As a reminder, ladies and gentlemen this conference is being recorded.

By now you should have received by fax or by e-mail a copy of the press release. If you have not, please call our offices at 973-983-0888 and we will get one out to you immediately.

Before we begin, I would like to remind you that statements made on this conference call that may be forward-looking are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act 1995.

Forward-looking statements involve known and unknown risks and uncertainties which could cause the Company’s actual results in future periods to differ materially from forecasted results. Those include, among other things — our competitive environment in the party goods industry in general and in the Company’s specific market areas; inflation; changes in cost of goods and services; and economic conditions in general.

Those and other risks are more fully described in the Company’s filings with the SEC. Finally, please note that any forward-looking statements used in this call should not be relied upon as being current after today’s date.

I would now like to turn the call over to Ms. Nancy Pedot, Chief Executive Officer of Party City Corporation. Nancy, go ahead please.

     Nancy Pedot - Party City — Chief Executive Officer

     Good morning. Thank you for joining us today to discuss Party City’s results for the fourth quarter and for fiscal year 2004. I am generally pleased with our financial accomplishments and very pleased with our strategic accomplishments for ‘04.

We reached $1 billion in total chain-wide sales. We reported earnings of 2.1 million or 11 cents per diluted share for 2004 fourth quarter, and earnings of 13.9 million or 71 cents per diluted share for the fiscal year. That’s a 15 percent year-over-year increase.

Linda will discuss the reason behind our earnings growth shortly. But major factors are increased overall sales, better merchandising margins and lower store operating and selling expenses.

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

Our major achievement this year was to lay the groundwork and the infrastructure to position Party City for the future. We began to make significant transitions in products, brand image, people, customer service and business processes that we believe will drive growth, profitability and shareholder value over the long term. However, much of our work is not yet visible in our stores.

Beginning with Halloween, the impact of packaging graphics and coordinated assortments will become more evident. Today, I will talk about some of the initiatives that were successfully implemented in fiscal ‘04 and share with you some of our key objectives for fiscal ‘05.

First, however, I want to comment on the announcement that our Chief Financial Officer, Linda Siluk, will be leaving Party City next month to pursue other opportunities. We respect Linda’s decision, although we do regret that she is leaving. Linda has committed to staying through mid-September.

We are fortunate to have an extremely accomplished successor who will join us in September, as well as a very solid financial management team. I will be able to tell you more about our new CFO as soon as he has transitioned his responsibilities from his current employer.

Now, let me ask Linda to review our financial performances. And then we will talk further about our 2004 accomplishments and future initiatives. Linda?

     Linda Siluk - Party City — Chief Financial Officer

     Thank you Nancy. Let’s now discuss our results for the quarter and the fiscal year ended July 3. I just want to point out to you that the financial results presented in this conference call for the fourth quarter and the year ended July 3, 2004 are based on a 14-week and a 53-week period, while the financial results for the comparable period last year are based on a 13-week and a 52-week period respectively.

For the quarter, our Company-owned net sales increased 4.2 percent. This increase is due to a 21.8 percent increase in sales volumes due to the new stores joining the Company this past year, partially offset by the negative same-store sales of 4.7 percent.

Same-store net sales decreased on a regional basis 2 percent in the West, 3.7 in the East and 7.5 percent in Central. The Company opened one new store and closed 1 store during the fourth quarter, and opened 2 new stores and closed 1 new store in the same period last year.

Our cost of goods sold and occupancy expenses increased 1.5 percent. This is due to increased sales volumes. Our gross profit dollars increased 10.5 percent. This is due to overall increases in gross merchandise margins and reduced markdown activity, partially offset by increased occupancy costs. Our store operating expenses decreased 2.7 percent for the quarter, to 26.4 million from 27.1 million.

Operating expenses as a percentage of sales decreased to 21.9 percent from 23.4 percent last year as a result of increased sales, a decrease in store physical inventory accounting costs due to the inventory level being reduced, and efficiencies in payroll and advertising spending.

Store contribution increased to 12.3 million from 7.9 million last year. Mature stores played an important role in the increase, rising 3.3 million or 74 percent of the total increase, while new stores in their first or second Halloween season produced a $600,000 increase compared to last year. The 12 stores in the Seattle market that were acquired in 2002 rose $250,000 in store contributions, or 5.7 percent of the increase compared to last year.

Our general and administrative expenses increased 19.1 percent to 11 million — $11.4 million from 9.5 million last year. G&A expenses increased as a percentage of sales to 9.4 percent from 8.3 last year. This increase is primarily due to increased corporate staffing and professional fees and training related to the implementation of our new information systems, as well as the development of our logistics and other systems.

Our franchise revenue increased 9 percent for the quarter. This is due to royalty growth from 18 stores opening in fiscal 2004. Expenses related to our franchise segment increased 23.1 percent. As a percentage of franchise revenue, franchise expenses were 41.9 percent for the quarter as compared with 37.1 for the same period last year.

Franchise profit (ph) contribution dollars remained flat with last year at 2.7 million. The increase in royalty revenue was offset by an increase in the expenses allocated to franchise segment during the quarter.

Our interest expense increased approximately 9.6 percent from 73,000 to 80,000. We had no borrowings at the end of fiscal 2004. Our tax rate for the quarter and for the year is 40.5 percent compared to 40 percent last year. This change in the tax rate is primarily due to an increase in overall state taxes.

Our net income for the quarter was 2.1 million compared to 586,000 last year. The fiscal year 2003 fourth quarter results included charges of approximately 2.5 million after tax related to initiatives and markdowns.

On a per-share basis, our diluted earnings per share for the quarter were 11 cents this year compared to 3 cents for the comparable quarter last year.

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

Now I’m just going to briefly talk about the results for the year. For the 12 months ending July 3, our Company-owned net sales increased 6.9 percent. This is due to the 6.3 percent increase from new stores and same-store sales increase of just over flat of 0.6 percent.

Same-store sales increased 1.9 percent in the West region, 1.4 in the East region, and decreased 1.1 percent in the Central region. The Company opened 9 new stores and close 2 stores during the 12 months ended July 3, 2004.

Our cost of goods sold and occupancy expenses increased 6.8 percent during fiscal 2004. This is due to increased sales volume and an increase in the number of stores over last year. Our gross profit dollars increased 7 percent. The gross margin percent remained constant at 33 percent compared to last year. This is due mainly to an increase in gross merchandise margin offset by an increase in occupancy costs.

Our store operating expenses increased 4.6 percent for the year due to the increase in sales volume and the increase in the number of stores.

Operating expenses as a percentage of sales decreased to 22.8 percent from 23.3 percent last year. This is primarily due to efficiencies in payroll expenses, but also due to a decrease in store opening expenses and grand opening advertising. This year, we incurred about $500,000 in new opening and grand opening advertising expenses, and last year incurred $1.6 million.

Store contributions increased to 50.5 million from 44.8 million last year. New stores produced a $4.6 million increase or 54 percent this increase. Mature stores reported an increase of 1.2 million or 21 percent of the increase. The 12 stores in the Seattle market acquired in 2002 produced 936,000 more in store contribution this year compared to last year.

Our G&A expenses increased 22.1 percent. G&A expenses increased as a percentage of sales to 8 percent from 7 percent last year. The increase is primarily due to increased corporate payroll, information systems, logistics and compliance initiatives.

In addition, we reported a charge of $4.1 million in the third quarter related to the tentative settlement of a lawsuit related to California overtime wage and hour laws.

Our interest expense decreased to 471,000 from $4 million in the previous year. As you will recall, we made a payment of our senior notes in the second quarter of fiscal 2003. On an overall basis, our borrowings in fiscal 2004 were lower as well.

Our net income for fiscal 2004 was 13.9 million, compared to 12.1 million in fiscal 2003. On a per-share basis, our diluted earnings per share for fiscal 2004 were 71 cents compared to diluted earnings per share of 62 cents in fiscal 2003.

Now going to our balance sheet, we ended the year with 27.8 million in cash. Our inventories have decreased to $57.4 million. This is about a 15.4 percent decrease in average store inventories over the prior year.

We have been identifying and clearing out discontinued merchandise on an accelerated basis. Our inventory turns this year have improved to just under three times, compared to about 2.5 times last year.

Our capital budget for fiscal 2005 is targeted at approximately $20 million, compared to our spending this past year of about 16. Our accounts payable have decreased slightly in contrast with the decrease in inventory. This is really due to the disposal of the old discontinued merchandise with much fresher merchandise on hand.

Our fixed assets have decreased from 52.8 million to $48.8 million, generally due to the continued depreciation of assets, an increase of 9 new stores and assets acquired for new systems. Nancy, that summarizes the financial results for the quarter and 12 months ended July 3, 2004.

     Nancy Pedot - Party City — Chief Executive Officer

     Thanks Linda. I would like to take this opportunity to publicly thank you for your contributions to Party City and your commitment to stay with us during the transition to your successor. I know that we all wish you all the best in your new opportunity.

Now I would like to talk about our progress in 2004 and our ongoing transition, especially in the areas of product, brand revitalization, people, customer service and our business processes.

In the product area, we continue to focus on developing new coordinated assortments based on a combination of exclusive products and stronger merchandising presentation. The goal is to give our customer the different and exciting choices and ideas, while providing consistently better value and with ultimately producing better margins.

The first area that we were able to impact was our summer assortments, resulting comps in the high teens and a considerable increase in gross margin dollars. The combination of new exclusive designs, coordinated products, specific consistent pricing, cleaner merchandising presentation, we are better able to maximize the business in this area.

We will be implementing the same assortment concepts in in-store execution for both Halloween and Christmas, with the additional graphic and store signage package correspondingly.

The next area that we will see the impact of our product strategy will be Halloween. Our entire Halloween party presentation is new

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PCTY — Q4 2004 Party City Corporation Earnings Conference Call

this season — new packaging, new graphics. And roughly 60 percent of the party products will be Party City exclusive.

The full Halloween line will be back in the stores in early September. And to make the most of our new Halloween products, we have added a number of initiatives and innovative marketing and promotional programs. Softness in our comps in fiscal year 2004 was mostly in our everyday or our non-seasonal businesses, where we have not yet implemented the new product assortment.

For that reason, with our new merchandising team our top priority for fiscal year ‘05 will be to re-merchandise the core assortments in our store. New everyday programs will build on the approach that worked well for us recently — well coordinated assortments, some with exclusive designs; price points that consistently offer value to our customers; and a stronger overall merchandise presentation.

You’ll see a new sports program that is in the process of being set up this next week, as well as a new gift for a gift-wrap presentation and exclusive designs in our fall tableware, which will be in our stores by early September.

In November, we will launch our new catering and table (ph) presentations. And in December, we will introduce new fashion tableware — again, exclusive designs that will transition into the spring and summer season.

We will be setting around 30 additional new planograms between January and March, at which point will be on track to deliver an ongoing schedule of new planograms and fresh merchandise to Party City.

The merchandise initiatives are key to our previously stated goal of achieving mid single digit growth in the comparable store sales in the second half of fiscal year ‘05.

Brand revitalization, which was another key initiative and another area where we’re making a major transition — we believe that the key to being a great brand is to be the source of products ideas and great service for every occasion. Our creative director, Susan Hockbaum (ph), has designed new packaging for many of our Party City stores and our in-store graphic signage we think make it easier to shop.

We also have begun to upgrade the presentation in our stores. To date, we have aisle cut-throughs. As you know, in many of our stores we have extremely long aisles. And we have completed aisle cut-throughs in 112 of our stores, so our customers can navigate the stores more easily.

They also help us to merchandise differently, showing more merchandise on end cap. Additional storage has been identified for the cut-throughs. And all the work should be completed by the end of fiscal 2005, with the exception of California were we have earthquake standards and the fixtures are bolted down.

We’ve also worked on a designed for a new prototype store that will be the format for our stores opening in fiscal 2005. We have tried to open about 5 to 7 new stores, and this will position us for our largest scale rollout in fiscal ‘06.

Additionally, we commissioned a marketing research study to better identify growth opportunity, market segments, and competitive intelligence. This will be used as an overall roadmap for corporate growth to add strategies in the future.

As you know, we filled a number of positions that were essential for our strategic transition, such as — our Chief Operating Officer, Rick Griner, who joined us in February; Lisa Laube, our Chief Merchandising Officer. And we also began to establish an in-house creative department, starting with our Creative Director, Susan Hockbaum.

We added, also, many people to sort our merchandising and strategic initiatives throughout the organization. To date, in merchandising, we’ve added 7 new people; 12 in planning an allocation; and 4 in logistics.

Filling the Vice President of Marketing position is also an objective for 2005. However, we currently have a consultant, Susan Weiner (ph), who has a senior marketing executive experience in companies such as Linens ‘n Things, Pearle Vision and Garden Ridge, where she was Chief Marketing Officer.

Our initiatives in customer service will require long-term cultural shift. But we took some exciting first steps this year. We hired a full-time Director of Learning. And we launched a Sales and Service training program and took it on the road into our stores in every region, as well as our franchise stores.

I would like to now talk about the changes that we’ve made in our business processes.

Starting first with the many accomplishments in our IT division headed by Steve Shiva — and I would say that all of the initiatives in IT were a very strong total Company effort, with every division spending a tremendous amount of time in the execution of these initiatives.

Focus (ph) Phase 1, which was implemented in November ‘02, was the latest release of the JDA (ph) retail system PMN (ph). We also put together all the groundwork for Focus Phase II. And that is currently in process and will be implemented. It’s planned to be complete, on time, and on budgets in September. And it has an additional PMM (ph) module, including stock ledger, invoice matching, cycle counting, EDI and additional batch reports.

Another very long collaborative effort — and congratulations both to our store operation as well as our IT team with the implementation of the Traverse City corporate store POS system.

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

The project ended in June 2004 — total Company. With this new system we have many enhancements.

First, our retail POS transactions that will go from 3 minutes to 1, our electronic authorization from 30 seconds to 5, and our in-stock research from 3 hours to 1. Additionally, our RF performance improved from on average of 30 seconds to 3.

We also have Supply Chain Phase I, which is set for implementation this September. It’s planned to complete and on time. The Supply Chain Phase I is a system implementation of activities to support our logistics initiatives in our 2 distribution centers.

And also, the Oracle Financial System upgrade was completed on time and on budget. Congratulations to those teams.

Additionally, Rick Griner, Miles Tetter (ph), our logistics and planning and allocation teams have done a tremendous job on our logistics systems initiative. We expect significant supply chain cost reductions in fiscal year ‘05 and even more dramatic savings going forward.

We are now our receiving merchandise in 2 DCs, or distribution centers, one on each coast. This is followed — this was followed by an intensive effort to evaluate and select the vendors, negotiate on operating services agreements, and implement a warehousing transportation management system.

We also initiated a preferred carrier process earlier this year and achieved lower negotiated transportation rates, better visibility on deliveries, and higher service levels.

We previously said that the logistics and related merchandising initiatives should produce a 100 basis point increase in gross margin for fiscal 2005. And we continue to believe that this is realistic.

To wrap up this overview, we made solid progress in 2004. And we have a clear vision of what we need to do to complete our transition. Here are some of our major initiatives for fiscal ‘05 that will move this transition forward.

We will expand the product transformation to everyday merchandise, as I mentioned earlier, which will be a huge project for us. Having fresh, unique everyday product is crucial to our profitability during many times of the year. And our goal is to complete the product transition by this spring, with appropriate planogram changes is to support the new line.

We will also begin to relay all stores beginning in the third quarter of fiscal year ‘05 with the new planograms, better adjacencies, new merchandising techniques and cleaner store graphics that will promote our new products.

We also expect to open a minimum of 5 and perhaps as many as 7 new prototype stores beginning in spring ‘05. We commissioned a real estate study to help target the most promising markets and help guide our store expansion efforts. This will result in a comprehensive store expansion plan for fiscal ‘06.

We will complete Phase I of the logistics initiative in the first quarter of ‘05. This will support weekly scheduling and store deliveries. We do store-related (ph) requirements and improved inventory turnover. We also are working on Phase II of the logistics plan which will provide for REPAC capability.

With the advent of the POS system and logistics initiatives, we are working to develop more effective reports and forecasting tools to provide our merchants with information to support our better business decision.

We will also be creating a product lifecycle model to help us determine when to discontinue and mark down products and further improve our inventory management sell through and margin.

Product procurement is another major opportunity to improve margins while offering our customers a better quality value. There are a number of merchants that recently visited Asia — our merchants — and we’re beginning the formation of a product sourcing and development team to make the most of our opportunity.

Our capital budget for fiscal ‘04 is targeted at 20 million and includes supporting the initiatives that we’ve outlined above. Clearly, we’re still in the midst of transition. We are confident that the progress made so far will strengthen our operations, our competitive position, and ultimately our financial performance.

We continue to believe that the benefits of our initiatives will be more visible in the second half of fiscal year ‘05. At that time, the shift in the product assortments and the store relay should be reflected in our customer shopping experience. And we should begin to experience gains from our logistics initiative.

Now, we will be pleased to respond to your questions.

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QUESTION AND ANSWER

Operator

     (Operator Instructions). Gary Giblen, C. L. King & Associates.

     Gary Giblen - C. L. King & Associates — Analyst

     Looks like you came in with nice gross margins, despite the transition to EDLPs. Is that going to be sustainable? Or could there be some volatility going forward on gross margins?

     Nancy Pedot - Party City — Chief Executive Officer

     As you know Gary, as whenever there’s a transition to EDLP, it’s a longer transition than anyone would want. But so far, we’re happy with the results.

     Gary Giblen - C. L. King & Associates — Analyst

     I mean, did you take certain steps to protect margin, even though it can have a — sometimes produce a negative impact? I mean it’s very impressive, but you had strong margins. Hopefully it continues. But is there something you’re doing to make it work better than it usually does?

     Nancy Pedot - Party City — Chief Executive Officer

     As you know Gary, we re-priced lots of product in April in our stores. So far, the customer response to the re-pricing has been positive.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay that’s —

     Nancy Pedot - Party City — Chief Executive Officer

     For most of the items.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay, great. Could you just — when you were talking about new merchandise initiatives coming up, I think you said sportswear. It kind of cut out on me.

     Nancy Pedot - Party City — Chief Executive Officer

     Oh, goodness. The sports program is megaphones and party sports products. (laughter)

     Gary Giblen - C. L. King & Associates — Analyst

     Oh yeah, okay. (multiple speakers)

     Nancy Pedot - Party City — Chief Executive Officer

     (laughter) Complete diversion, Gary. We’re into sportswear now — I have an apparel background — it was more fun.

     Gary Giblen - C. L. King & Associates — Analyst

     Yeah, you could handle that. (laughter)

     Nancy Pedot - Party City — Chief Executive Officer

     The only sportswear part could be the wig. (laughter)

     Gary Giblen - C. L. King & Associates — Analyst

     Okay, and then buying better was an opportunity identified at the investor meeting. And it could’ve been 100 basis points or a good deal more than that. So how’s that developing?

     Nancy Pedot - Party City — Chief Executive Officer

     We’re working fast and furiously on our new assortment for spring ‘05 as I mentioned in the earlier comments. We are developing product that is exclusive to Party City as well as coordinating it with products that are available from our suppliers.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay. And still a couple more — the corporate SG&A line was pretty a major increase sequentially. So are there some nonrecurring parts of that? And can you roughly quantify any non-recurrings?

     Nancy Pedot - Party City — Chief Executive Officer

     We did have some legal and professional fee spots — you want to speak to that?

     Rick Griner - Party City — Chief Operating Officer

     Gary, in the legal and professional fees side, we’ve made some investments in store prototypes that while they may be continuing

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

through parts of ‘05, we believe that these are probably a single year type investment as we redefine what the in-store layout and prototypes look like.

So, that as well as some other startup fees related to our logistics initiative — also with implementing those initiatives and accelerating portions of our logistics initiatives have pushed some costs that we had thought to be coming later, earlier into fiscal year-end ‘04.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay, so it’s not going to be — so this amount of dollars will not necessarily — in other words, 11.4 million is not a run rate for the quarterly corporate SG&A? I mean it’s probably higher than —? (multiple speakers)

     Rick Griner - Party City — Chief Operating Officer

     I think we will see some investment going into ‘05, some continued investment in trying to finalize the — both the corporate headcount, if you will, as we complete the transitioning process and get all the final people pieces in place in order to fully implement the merchandising and logistics initiatives.

So there will be some continued investment on the headcount side and some continued investment in ‘05 on the professional and technology side. We believe that will level off at the second half of ‘05.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay great. Then final question — I mean somebody has to ask it, so somebody — so I will be — can you give us a flavor for comps? We have 7 weeks since the end of the fourth quarter, so you know, a pretty meaningful period. So, how’s biz?

     Nancy Pedot - Party City — Chief Executive Officer

     At this point, Gary, we’re not commenting on the quarter — the current quarter.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay. Even — can you even give us some subjective thing — good, bad, indifferent?

     Nancy Pedot - Party City — Chief Executive Officer

     I think that we’re — this is still a transition. We’re in the process — as I mentioned earlier, we have everyday product that is not new in our stores. We are setting up Halloween. And things seem to be moving forward on time that — we’re anxious to get that set up and to begin to see the results of our new merchandising presentation.

     So Halloween, holiday, our seasonal products for the next two quarters will be the new way of merchandising. And we will transition pockets of the core assortments — the ones that I mentioned earlier — the new sports line that’s coming in, the fall tableware line that we will be receiving and candleware, and the catering — new catering setup.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay. Thank you. Very helpful.

Operator

     Dennis Telzrow, Stephens Inc.

     Dennis Telzrow - Stephens Inc — Analyst

     Nancy, you went through a lot of stuff there. I appreciate it. A couple of quick questions. On the Phase I logistics, I didn’t catch when that is going in. And could you elaborate exactly what Phase I is? How many products are going to be delivered to the store through the logistics center on the initial Phase I?

     Nancy Pedot - Party City — Chief Executive Officer

     Yes. Actually, I didn’t mention the people in the room with us today, but Rick Griner is here with us as our Chief Operating Officer. And our Vice President of Finance, Bob Almarini (ph), as well as Linda Siluk and our Chief Merchandising Officer, Lisa Laube. So, I would like Rick to address the logistics. He is our logistics (technical difficulty)

     Rick Griner - Party City — Chief Operating Officer

     Good morning Dennis. Phase I actually began with receipt of product right on schedule in July 6 in our first distribution center, which is located in Mechanicsburg, Pennsylvania. Two weeks later, we began receiving product into our Fontana, California distribution center. We will begin shipping next week.

We have been working down the stock assortment that was in our prior distributor to an acceptable level. We wanted to continue to ship that to our stores as long as possible before switching over to our own DCs.

Phase I begins with approximately — let’s say 1000 to 1200 SKUs. And throughout the year, we will be converting more and more SKUs. And these are SKUs that are single item, single carton

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

delivery type items. That will continue throughout ‘05 and perhaps into early ‘06 as we move into the Phase II distribution program.

Also concurrent with Phase I will be the development of a cross docking program. As you know, we now have a lot of merchandise that is repacked in various vendor facilities and then direct shipped to stores. This repacked merchandise from some of these vendors shortly, Amscan being the first, will convert in mid-September to going through our 2 DCs, and will be coupled with the single SKU, single carton merchandise.

     Dennis Telzrow - Stephens Inc — Analyst

     Thank you. One other question — 2 other questions. One on advertising — are you doing any sort of tweaking in the sense that you have weaned yourself off of being more promotional? Or are you sort of massaging that a little bit, given the sort of trends in same-store sales?

     Nancy Pedot - Party City — Chief Executive Officer

     We are always watching our transition. Yes, we are also very focused on our advertising and watching our circulars and our message to our customers.

     Dennis Telzrow - Stephens Inc — Analyst

     Last question. I thought your store in Watauga was very nice. Is that close to your new prototype — Watauga, Texas?

     Nancy Pedot - Party City — Chief Executive Officer

     Yes, yes. It is really a — we didn’t want to open our own store prototype. So we put that together in about a month. It has some things that would be reflected in our new store. But it would kind of our transition, working with what we did have available and what we could use to change some things.

     So you saw higher ceilings, better lighting, kind of a more neutral store so that the product would stand out. But it is not indicative, necessarily, of our new prototype. The in-store graphics are, and the logo is.

     Dennis Telzrow - Stephens Inc — Analyst

     Well, I thought the balloon station was particularly attractive.

     Nancy Pedot - Party City — Chief Executive Officer

     Well, good.

     Dennis Telzrow - Stephens Inc — Analyst

     Thanks a lot.

Operator

     Reid Walker, Walker Smith Capital.

     Reid Walker - Walker Smith Capital — Analyst

     Thanks a lot for all the detail. And great work on getting the point-of-sale executed along with the first step of the excel (ph) implementation on the distribution side. I have got a question. It’s nice to see the gross margin pick up 32 percent. And I just want to follow-up on the 100 basis point improvement in gross margin from the better distribution with excel. Those are two separate segments, correct? And most of that is contractual, just on the saving and shipping from doing less FedEx and UPS to the storefront, correct?

     Rick Griner - Party City — Chief Operating Officer

     The 100 points that we referenced is a combination of not only the distribution issues (technical difficulty) but other merchandising initiatives. So I want to make that clear. But yes, primarily what we’re seeing at this stage of the game in Phase I are direct freight savings.

     Reid Walker - Walker Smith Capital — Analyst

     Will we have any of the direct freight savings in the gross margin improvement for this quarter that we just reported, correct?

     Rick Griner - Party City — Chief Operating Officer

     No.

     Linda Siluk - Party City — Chief Financial Officer

     No (laughter)

     Reid Walker - Walker Smith Capital — Analyst

     What was the answer, I’m sorry?

     Nancy Pedot - Party City — Chief Executive Officer

     The answer was (laughter).

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

     Rick Griner - Party City — Chief Operating Officer

     The answer was a resounding no.

     Reid Walker - Walker Smith Capital — Analyst

     Thanks and keep up the good work. Thanks for making all this headway.

Operator

     Laura Richardson, BB&T Capital Markets.

     Laura Richardson - BB&T Capital Markets — Analyst

     Could you quantify if there was any impact, just from the extra week in the fourth quarter? Was that material earnings at all? Or was that just an extra week of slow season sales?

     Linda Siluk - Party City — Chief Financial Officer

     This is Linda. It is a little bit accretive. But it’s a very slow week at the end of the year with an equal load of expenses. So it’s not material.

     Laura Richardson - BB&T Capital Markets — Analyst

     And then Linda, while I have you actually, just what is your future plan?

     Linda Siluk - Party City — Chief Financial Officer

     My future plan is that I’m going to be very busy over the next few weeks wrapping up matters here and getting the 10-K filed and (multiple speakers) compiling (ph) the financial statements. Then, I have a wide variety of things that are available to me that — when I have something to announce and I’m able to announce it, I’m sure you’ll find out.

     Laura Richardson - BB&T Capital Markets — Analyst

     And do you know with the new CFO, is there going to be any likelihood of changing some of the communication strategies, like maybe guidance, for example?

     Linda Siluk - Party City — Chief Financial Officer

     I think when we have our new financial executive on board, we will be able to talk some more about that as we progress. But I think that our change in Investor Relations is not as much focused on a change of financial executive as it is really the Company evolving.

     Laura Richardson - BB&T Capital Markets — Analyst

     Okay, is this person is a CFO already in a public company?

     Linda Siluk - Party City — Chief Financial Officer

     We really can’t comment any more than that.

     Laura Richardson - BB&T Capital Markets — Analyst

     Okay, okay. I thought you might be able to say that.

     Linda Siluk - Party City — Chief Financial Officer

     We’re excited to have him join us. And he’s a very experienced financial executive.

     Laura Richardson - BB&T Capital Markets — Analyst

     Okay, good. Just a couple of follow-ups to questions Gary was trying to ask. I wasn’t clear. When he was asking about, basically, comps right now, and I know you don’t want to say that. But Nancy, I’m thought you might have been trying to say, from a merchandise perspective, this quarter that we’re in right now is more of an everyday quarter like the fourth quarter was. And the real big newness in product is coming in December quarter. Is that fair to assume?

     Nancy Pedot - Party City — Chief Executive Officer

     Yes, we will begin to transition our everyday product really in third and fourth quarter of fiscal year ‘05.

     Laura Richardson - BB&T Capital Markets — Analyst

     Right. So, at this time of year there is no major season driving the business?

     Nancy Pedot - Party City — Chief Executive Officer

     Right. We’re still in transition.

     Laura Richardson - BB&T Capital Markets — Analyst

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

     Okay. And then, in terms of the G&A, I wasn’t quite sure what your response was to that, either. It sounded like maybe the 11 million is a reasonable run rate, at least for the next couple of quarters, and that you’re still adding to the headquarters staff. And then there maybe some of these professional fees (multiple speakers)

     Nancy Pedot - Party City — Chief Executive Officer

     Associated with our initiatives?

     Laura Richardson - BB&T Capital Markets — Analyst

     Right.

     Nancy Pedot - Party City — Chief Executive Officer

     Yes.

     Laura Richardson - BB&T Capital Markets — Analyst

     Any idea how long we’re going to see that type of G&A expense?

     Nancy Pedot - Party City — Chief Executive Officer

     We’re going to continue — Linda, you can maybe address this. But we’re going to continue to fill in the organization as planned. You won’t certainly in ‘06 see the kind of acceleration that you see with regard to the people that we’re hiring. We should start to level off into a more normal growth rate in ‘06. But we still have some positions to fill in ‘05.

     Linda Siluk - Party City — Chief Financial Officer

     Just to make sure we repeat that, because we all look at the same kinds of things — is that ‘06 versus ‘05 won’t have the year-over-year increase that you’ll see ‘05 versus ‘04, or ‘04 versus ‘03. But there is a maintenance level that we need to get to. And we will get there by the continued increase to our corporate staff to execute these initiatives.

     Linda Siluk - Party City — Chief Financial Officer

     We said the kind of the — maintain (multiple speakers) through ‘05 as well. But it will be an increase over ‘04, because ‘04 was low in the beginning. (multiple speakers) So the year-over-year increased ‘05 versus ‘04 will be noted. But the run rate will be similar to what we talked about. ‘06 versus ‘05 will not be as dramatic as we have seen ‘05 to ‘04 or ‘04 to ‘03.

     Laura Richardson - BB&T Capital Markets — Analyst

     Okay. That makes sense. So, it sounds like really more of the expenses you’re seeing from all the people you are adding and the infrastructure and the studies you’re doing are in G&A, not in selling expense or gross margin, obviously, where you’re getting a lot of improvements.

     Nancy Pedot - Party City — Chief Executive Officer

     That’s true.

     Rick Griner - Party City — Chief Operating Officer

     Yes.

     Laura Richardson - BB&T Capital Markets — Analyst

     And then I was not also clear on the answer to that question about the freight and the gross margin improvement. It sounded like you were saying the same magnitude that we saw in the fourth quarter is not going to happen necessarily to that degree in the first quarter. Is that what you were trying to say?

     Nancy Pedot - Party City — Chief Executive Officer

     No, I think that the question was whether the improvement — the logistics initiatives — the improvement in freight that we spoke about earlier is reflected in these results, and not to the degree that we will see it in the latter half of the year.

     Laura Richardson - BB&T Capital Markets — Analyst

     Okay. So things will get better in the latter half of the year is what you are saying.

     Nancy Pedot - Party City — Chief Executive Officer

     Yes.

Operator

     Bill Dezellem, Davidson Investment Advisers.

     Bill Dezellem - Davidson Investment Advisers — Analyst

     As you look out over the course of the next year, what do you anticipate to be the one or two most costly initiatives that you will be implementing?

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

     Nancy Pedot - Party City — Chief Executive Officer

     That’s hard for me to answer. Costly initiatives — certainly our logistics initiative is — I wouldn’t say that it is costly. But it’s where we have a large area of investment —would be in our supply chain initiatives and in the support of those. We’re also — store maintenance and renovations — investing currently. We think that’s important. And I think that pretty much summarizes the in terms of our expenses.

     Bill Dezellem - Davidson Investment Advisers — Analyst

     And if we understand correctly the logistics initiatives, although you may be spending a fair amount of money on those, you are getting a return on those dollars in the sense that there are cost savings that are offsetting the expenses to make the transition. Is that a fair perspective? Or do you initially start out with costs higher than those savings?

     Linda Siluk - Party City — Chief Financial Officer

     No, this is Linda. I think there is a modest amount of startup in getting in. But it is pretty much as you described.

     Bill Dezellem - Davidson Investment Advisers — Analyst

     Thank you.

Operator

     Dan Gilmurray (ph), UBS.

     Dan Gilmurray - UBS — Analyst

     In terms of — I just wanted to spend a minute in terms of the accomplishments in the POS implementation or installation and the distribution effort. Nancy, when we get to Phase II on this — or Rick if you are there, are we going to accomplish the goal of having electronic interface, so that merchandise is being pushed in the distribution center and will be freeing up the store managers from having to spend time ordering merchandise? Is this going to automate the delivery process from the store manager perspective?

     Rick Griner - Party City — Chief Operating Officer

     Dan, this is Rick. Yes, that is exactly true. That will begin in Phase I.

     Dan Gilmurray - UBS — Analyst

     So, a certain number of your everyday merchandise (technical difficulty) somewhat non-seasonal merchandise is going to turn to a push system, so store managers will no longer have to order those goods. That will free them up to get on the store floor and do a better job running the stores in conjunction with the fact that you’ll — at corporate, you’ll get better data on everyday POS and everyday sales from the stores?

     Rick Griner - Party City — Chief Operating Officer

     That is correct. That, as I was saying, begins in Phase I and will continue to increase with each new vendor that we convert to the Phase I in distribution program. Then, once Phase II is up and operational, almost all items — and we’re talking in the very high 99 percent area — will be pushed.

     Dan Gilmurray - UBS — Analyst

     Got it. And this should also (multiple speakers) I’m sorry go ahead.

     Nancy Pedot - Party City — Chief Executive Officer

     I think we should talk about the timing of this, because it will be a phased in process. And it is not something that will happen in fiscal year ‘05 in totality. There will continue to be relief, so to speak, at the store level with regard to monitoring inventory. But the total transition will happen at the end of Phase II.

     Rick Griner - Party City — Chief Operating Officer

     That is correct. And I need to repeat my phrase of — the moon and the stars all have to align for us to be into Phase II by the end of next summer. Most likely, Phase II will not come on for 18 to 24 months.

     Dan Gilmurray - UBS — Analyst

     I got it. In Phase I, will we be actually shipping some merchandise from our own distribution centers in terms of Halloween goods? Or are the Halloween goods going to come in the old-fashioned way until we get further down the road here?

     Rick Griner - Party City — Chief Operating Officer

     This year, Halloween continues to be distributed in the old-fashioned way. Next year, a very, very high percentage of Halloween will be going through the distribution centers.

     Dan Gilmurray - UBS — Analyst

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

     And when this is done with Phase II, I would assume that your data, in terms of merchandise in the stores and what’s there, is going to be a lot clearer at corporate than it has ever been the past. That’s right?

     Rick Griner - Party City — Chief Operating Officer

     That is absolutely correct.

     Dan Gilmurray - UBS — Analyst

     — Which should really streamline your inventory process and streamline your reconciliation of inventory at year-end?

     Rick Griner - Party City — Chief Operating Officer

     Absolutely.

     Nancy Pedot - Party City — Chief Executive Officer

     Absolutely.

     Dan Gilmurray - UBS — Analyst

     Alright. Thank you.

Operator

     Gary Giblen, C. L. King & Associates.

     Gary Giblen - C. L. King & Associates — Analyst

     Just moving beyond the minutiae of the phases of programs, but the lower to middle customer seems to be under pressure, just looking at the results of any number of retailers — you know because of gas prices and low job creation, etc. So are your demographics sort of lower to middle customer? Or what portion of your customers are in that kind of category?

     Nancy Pedot - Party City — Chief Executive Officer

     Well, when we complete the market study, I think mark (ph) the (ph) study, we can probably answer that with more data, Gary. But I think that we certainly want to hit the — have broad market appeal in our product and be able to allow every demographic to have parties at Party City (laughter)

     Gary Giblen - C. L. King & Associates — Analyst

     Yes, you are moving at — upscale a bit with the better quality of merchandise. But right now, is it — (multiple speakers)

     Nancy Pedot - Party City — Chief Executive Officer

     Actually, Gary, we’re not. We’re really — certainly we hope that we’re designing something that has broad market appeal. But not — we’re actually — want to continue to offer great value to our customer. And we will not compromise that.

     Gary Giblen - C. L. King & Associates — Analyst

     I mean currently, do you feel that some of your customers are under pressure, in terms of disposable income to spend at Party City or elsewhere?

     Nancy Pedot - Party City — Chief Executive Officer

     I think that is true as in any business we would be. We’re always watching what value we offer the customer and making sure that we have great price points. And then people can put together parties — a very affordable party for any income.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay. (multiple speakers)

     Nancy Pedot - Party City — Chief Executive Officer

     — With all markets as well.

     Gary Giblen - C. L. King & Associates — Analyst

     Yes, and the — I’m not sure if you reiterated what had been given before in terms of an outlook on — you know, you had said that low single digit comps in the first half of fiscal ‘05. And then high single in the second half was the place that you were thinking about. So is that still intact?

     Nancy Pedot - Party City — Chief Executive Officer

     I think we said mid singles.

     Rick Griner - Party City — Chief Operating Officer

     For the second half.

     Nancy Pedot - Party City — Chief Executive Officer

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FINAL TRANSCRIPT

PCTY — Q4 2004 Party City Corporation Earnings Conference Call

     For the second half.

     Gary Giblen - C. L. King & Associates — Analyst

     Okay. Well, okay. Excuse me if I misquoted it. But in other words, is what you said previously, is that still out there?

     Nancy Pedot - Party City — Chief Executive Officer

     Yes.

     Gary Giblen - C. L. King & Associates — Analyst

     Alright. Thank you.

Operator

     That does conclude the question-and-answer session. Does management have any further closing comments?

     Nancy Pedot - Party City — Chief Executive Officer

     We thank you for joining us for this conference call. And at this time, I think it’s time to close.

     Linda again, we wish you all the best and look forward to hearing about your new opportunities.

     Linda Siluk - Party City — Chief Financial Officer

     Thank you very much.

Operator

     Ladies and gentlemen. That does conclude our conference call for today. You may now all disconnect. And thank you for participating.

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